Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-87786, No. 333-140781, No. 333-186681 and No. 333-209686, ) and Form S-3 (No. 333-209647) of Atwood Oceanics, Inc. of our report dated November 15, 2016 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
November 15, 2016